UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 02/19/2009

CV THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-21643

Delaware	43-1570294
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3172 Porter Drive, Palo Alto, CA 94304

(Address of principal executive offices, including zip code)

650-384-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 3.03. Entry into a Material Definitive Agreement; Material Modification to Rights of Security Holders

On February 19, 2009, CV Therapeutics, Inc. (the “Company”) entered into a Second Amendment to the First Amended and Restated Rights Agreement with Wells Fargo Bank Minnesota, N.A. (the “Second Rights Agreement Amendment”). The Second Rights Agreement Amendment amends the First Amended and Restated Rights Agreement, dated as of July 19, 2000 and amended on January 28, 2009 (the “Rights Agreement”), by and between the Company and Wells Fargo Bank Minnesota, N.A.

On February 2, 1999, the Board of Directors of the Company declared a dividend, which became effective as of February 23, 1999, of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.001 per share (the “Common Stock”), of the Company. The Rights are governed by the Rights Agreement and are currently set to expire on February 1, 2010. The Rights are generally not exercisable until the earlier to occur of (i) a public announcement that a person or a group of affiliated persons or associated persons has acquired “beneficial ownership” of 15% or more of the outstanding shares of Common Stock and thus become an “Acquiring Person” for purposes of the Rights Agreement or (ii) ten business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by an Acquiring Person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”).

Following the Distribution Date, each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (the “Preferred Shares”) of the Company, at a price of $500.00 per one-hundredth of a Preferred Share, subject to certain antidilution adjustments (the “Purchase Price”), provided that in the event a person or a group of affiliated or associated persons becomes an Acquiring Person, each Right, other than any Rights owned by the Acquiring Person, will entitle the holder to acquire shares of Common Stock having a market value of two times the Purchase Price. In addition, in the event that the Company is acquired in a merger or other business combination transaction where 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, each Right, other than any Rights owned by the Acquiring Person, will entitle the holder to acquire shares of common stock of the acquiring company having a market value of two times the Purchase Price. The Rights Agreement is described in further detail in Exhibit 10.80 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2000 and in the Company’s Current Report on Form 8-K filed on January 30, 2009, and the foregoing description is qualified in its entirety by the descriptions contained in those reports and by reference to the full text of the Rights Agreement, which is filed as Exhibits 10.77 and 4.1, respectively, to such reports.

The Second Rights Agreement Amendment expands the definitions of “beneficial ownership” and “Acquiring Person” to expressly take into account, for purposes of the Rights Agreement and the Rights, ownership of any securities in which an Acquiring Person or any other person that such Acquiring Person is “acting in concert” with, directly or indirectly has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security, with certain exceptions or (ii) investment power which includes the power to dispose, or to direct the disposition of such security. Under the Second Rights Agreement Amendment, a person is deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, in parallel with, such other person where (i) each person is conscious of the other person’s conduct and this awareness is an element in their decision-making process and (ii) at least one additional factor supports a determination by the Company’s Board of Directors that such persons intended to act in concert or in parallel with each other. The Second Rights Agreement Amendment further provides that a person will be deemed to be the beneficial owner of any shares of Common Stock that such person has the right to acquire through any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of any option, warrant or right, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

The Second Rights Agreement Amendment has also amended the definition of “Acquiring Person” such that a person will be deemed to be the beneficial owner of any shares of the Common Stock that such person has the right to acquire within 60 days or any time thereafter if such person acquired such right to acquire with the purpose or effect of changing or influencing the control of the Company or as a participant in any transaction having such purpose or effect.

The Second Rights Agreement Amendment provides that any person who beneficially owned 15% or more of the Common Stock at the time the Second Rights Agreement Amendment was adopted, together with any affiliates and associates of that person (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless the Existing Holder becomes the beneficial owner of additional shares of Common Stock following the time of the adoption of the Second Rights Agreement Amendment (or if such Existing Holder becomes the beneficial owner of 15% or more of the outstanding Common Stock at any time after becoming the beneficial owner of less than 15% of the outstanding Common Stock). The foregoing description of the Second Rights Agreement Amendment is qualified in its entirety by reference to the full text of the Second Rights Agreement Amendment, a copy of which is attached hereto as Exhibit 4.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 19, 2009, the Board of Directors of the Company adopted and approved, effective immediately, Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws replace the Company’s previous bylaws in their entirety, and generally amend Article III, Sections 5 and 6 and related provisions of those bylaws in an effort to update and enhance the procedures for stockholders to propose business or nominations to be considered at annual or special meetings and to call special meetings. The amendments revise the bylaws to:

•

expand disclosure required by stockholders making proposals or nominations or requesting special meetings to include, among other things, regarding themselves, their affiliates and any persons with whom they are acting in concert, holdings of “synthetic equity”, derivatives or short positions in the Company, certain other material interests and relationships that could influence proposals or nominations and other information that would be required in a proxy statement;

•

require stockholders nominating directors to disclose the same information about proposed director nominees that would be required if the director nominee were submitting a proposal, and require the director nominees to complete a questionnaire and representation and agreement with respect to their background, any voting commitments or compensation arrangements and their commitment to abide by the Company’s governance guidelines;

•

expand disclosures regarding proposed business to include a reasonably detailed description of all agreements, arrangements and understandings between proposing persons and the other stockholders of the Company in connection with the proposed business;

•

establish procedures for stockholders calling special meetings, including a requirement to request a record date to call a special meeting and granting the Board of Directors the ability to reject calling the special meeting if the proposed items of business to be considered at the special meeting are substantially similar to an item of business already presented in the past year to the stockholders;

•

require that disclosures provided for in Article III, Sections 5 and 6 and related provisions of the Amended and Restated Bylaws be updated and supplemented so as to be accurate as of the record date of the meeting and as of ten business days prior to the meeting; and

•

clarify that the requirements set forth in the Amended and Restated Bylaws apply to all stockholder proposals and director nominees, other than stockholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

*****

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

3.1	Amended and Restated Bylaws of CV Therapeutics, Inc., adopted February 19, 2009.

4.1	Second Amendment to First Amended and Restated Rights Agreement, dated February 19, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: February 20, 2009	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

EX-3.1	Amended and Restated Bylaws of CV Therapeutics, Inc., adopted February 19, 2009.

EX-4.1	Second Amendment to First Amended and Restated Rights Agreement, dated February 19, 2009.